Exhibit 10.1

SECURITIES PURCHASE AGREEMENT
This Securities Purchase Agreement (this “Agreement”) is dated as of March 30, 2018, by and among Porter Bancorp, Inc., a Kentucky corporation (the “Company”), and the purchaser identified on the signature pages hereto (including its successors and assigns, the “Purchaser”).
RECITALS
A.    The Company and Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.
B.    Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) 150,000common shares, no par value, (the ”Common Shares”); and (ii) 1,000,000 shares of non-voting, mandatorily convertible common shares, no par value of the Company (the “Non-Voting Common Shares” and collectively with the Common Shares, the “Common Stock”). The shares of Common Stock to be purchased by Purchaser pursuant to this Agreement are collectively referred to as the “Securities”.
C.    Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit “A” (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Securities under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:
ARTICLE I
 DEFINITIONS
Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Article I:
“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Acquisition Proposal” means a written offer or proposal involving the Company or any of its Subsidiaries with respect to: (i) any merger, reorganization, consolidation, share exchange, share issuance, recapitalization, business combination, liquidation, dissolution or other similar transaction involving any sale, issuance, lease, exchange, mortgage, pledge, transfer or other disposition of, all or a material portion of the assets or equity securities or deposits of, the Company or the Bank, in a single transaction or series of related transactions unless upon consummation of such transaction(s), the Persons who were shareholders of the Company prior to the consummation thereof own, immediately upon consummation thereof, a majority of the outstanding voting securities of the Company or the Affiliate controlling the acquiring or surviving entity in such transaction(s); (ii) any tender offer or exchange offer for all or a material portion of the outstanding shares of capital stock of the Company or the Bank; or (iii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as Purchaser will be deemed to be an Affiliate of Purchaser.
“Agency” has the meaning set forth in Section 3.1(oo).
“Agreement” shall have the meaning ascribed to such term in the Preamble.
“Articles of Incorporation” means the Articles of Incorporation of the Company and all amendments thereto (including amendments authorizing series of preferred shares), as the same may be amended from time to time.
“Bank” means the Company’s wholly owned subsidiary, Limestone Bank, a Kentucky banking corporation.
“Bank Board” has the meaning set forth in Section 4.19(h).
“Bank Board Observer” has the meaning set forth in Section 4.19(h).
“Bank Board Representative” has the meaning set forth in Section 4.19(h).
“BHC Act” means the Bank Holding Company Act of 1956, as amended.
“BHC Act Control” has the meaning set forth in Section 3.1(yy).
“Blue Sky” has the meaning set forth in Section 4.4.
“Board Observer” has the meaning set forth in Section 4.19(d).
“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.
“Buy-In” has the meaning set forth in Section 4.1(e).

“Buy-In Price” has the meaning set forth in Section 4.1(e).
 “Closing” means the initial closing of the purchase and sale of the Securities pursuant to this Agreement.
“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied, or such other date as the parties may mutually agree.
“Code” has the meaning set forth in Section 3.1(qq).
“Commission” has the meaning set forth in the Recitals.
“Common Shares” has the meaning set forth in the Recitals, and also includes any securities into which the Common Shares may hereafter be reclassified or changed.
“Company” shall have the meaning ascribed to such term in the Preamble.
“Company Counsel” means Wyatt, Tarrant & Combs, LLP.
“Company Deliverables” has the meaning set forth in Section 2.2(a).
“Company Reports” has the meaning set forth in Section 3.1(kk).
“Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement after reasonable investigation.
“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Covered Persons” has the meaning set forth in Section 3.1(xx).
“Deadline Date” has the meaning set forth in Section 4.1(e).
“Designated Board Member” has the meaning set forth in Section 4.19(a).
“DFI” means the Kentucky Department of Financial Institutions.
“Disclosure Materials” has the meaning set forth in Section 3.1(h).
“Disqualification Events” has the meaning set forth in Section 3.1(xx).
“DTC” means The Depository Trust Company.

“Effective Date” means the date on which the initial Registration Statement required by the terms hereof is first declared effective by the Commission.
“Environmental Laws” has the meaning set forth in Section 3.1(1).
“ERISA” has the meaning set forth in Section 3.1(qq).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“FDIC” means the Federal Deposit Insurance Corporation.
“Federal Reserve” has the meaning set forth in Section 3.1(kk).
“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.
“Indemnified Person” has the meaning set forth in Section 4.8(b).
“Insurer” has the meaning set forth in Section 3.1(oo).
“Intellectual Property” has the meaning set forth in Section 3.1(r).
“Kentucky Courts” means the state and federal courts sitting in the Commonwealth of Kentucky.
“Kentucky Secretary” has the meaning set forth in the Recitals.
“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.
“Loan Investor” has the meaning set forth in Section 3.1(pp).
“Material Adverse Effect” means, with respect to the Company, any change, circumstance or effect, individually or in the aggregate, that (i) is, or is reasonably expected to be materially adverse to the business, results of operations, prospects, or condition (financial or otherwise), of the Company and its Subsidiaries taken as a whole, or (ii) could materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Closing; provided, however, in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes, after the date hereof, in generally accepted accounting principles or regulatory accounting requirements applicable to financial institutions generally, except to the extent such change disproportionately adversely affects the Company and its Subsidiaries, taken as a whole, (B) changes, after the date hereof, in laws of general applicability or interpretations thereof by courts or governmental authorities, (C) actions or omissions by any party taken with the prior written permission of the other party or upon the recommendation of the other party or required under this Agreement, or (D) changes, after the date hereof, in global or national or regional political conditions (including the outbreak of war or acts of terrorism) or in general or regional economic or market conditions affecting financial institutions or their holding companies generally except to the extent that any such changes in general or regional economic or market conditions have a disproportionate adverse effect on such party.

“Material Contract” means any contract of the Company that was filed as an exhibit to the SEC Reports on file as of the date of this Agreement pursuant to Item 601 of Regulation S-K.
“Material Permits” has the meaning set forth in Section 3.1(p).
“Money Laundering Laws” has the meaning set forth in Section 3.1(4
“New Security” has the meaning set forth in Section 4.15(a).
“Non-Public Information” has the meaning set forth in Section 4.6.
“Non-Voting Common Shares” has the meaning set forth in the Recitals.
“Observer” has the meaning set forth in Section 4.19.
“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.
“Offering” has the meaning set forth in Section 4.15(b).
“Outside Date” means the thirtieth day following the date of this Agreement; provided that if such day is not a Business Day, the first day following such day that is a Business Day.
“Pension Plan” has the meaning set forth in Section 3.1(qq).
“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.
 “Press Release” has the meaning set forth in Section 4.6.
“Principal Trading Market” means the Trading Market on which the common shares of the Company are primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the Nasdaq Capital Market.
“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement or any other amendments and supplements to such prospectus, including without limitation any preliminary prospectus, any pre-effective or post-effective amendment and all material incorporated by reference in any prospectus.

“Purchase Price” means $13.00 per Common Share and per Non-Voting Common Share.
“Purchaser” shall have the meaning ascribed to such terms in the Preamble.
“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).
“Purchaser Party” has the meaning set forth in Section 4.8(a).
“Registration Rights Agreement” has the meaning set forth in the Recitals.
“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchaser of the Registrable Securities (as defined in the Registration Rights Agreement).
“Regulation D” has the meaning set forth in the Recitals.
“Regulatory Agreement” has the meaning set forth in Section 3.1(nn).
“Required Approvals” has the meaning set forth in Section 3.1(e).
“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
“SEC Reports” has the meaning set forth in Section 3.1(h).
“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(iv).
“Securities” has the meaning set forth in the Recitals.
“Securities Act” means the Securities Act of 1933, as amended.
“Shareholder Litigation” has the meaning set forth in Section 4.21.
“Shareholder Proposal” has the meaning set forth in Section 4.11.
“Significant Subsidiaries” has the meaning set forth in Section 3.1(b).
“Solicitor” has the meaning set forth in Section 3.1(xx).
“Stock Certificates” has the meaning set forth in Section 2.2(a)(ii).
“Subscription Amount” means the aggregate amount to be paid for the Securities purchased hereunder as indicated on Purchaser’s signature page to this Agreement next to the heading “Aggregate Purchase Price (Subscription Amount)”.

“Subsidiary” means any entity in which the Company, directly or indirectly, owns sufficient capital stock or holds a sufficient equity or similar interest such that it is consolidated with the Company in the financial statements of the Company.
“Trading Day” means (i) a day on which the Common Shares are listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Shares are not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Shares are traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Shares are not quoted on any Trading Market, a day on which the Common Shares is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided , that in the event that the Common Shares are not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.
“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the Common Shares are listed or quoted for trading on the date in question.
“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.
“Transfer Agent” means American Stock Transfer & Trust Company or any successor transfer agent for the Company.
“VCOC Letter Agreement” means a letter agreement in substantially the form attached hereto as Exhibit E, dated as of the Closing Date, between the Company and Purchaser.
ARTICLE II
 PURCHASE AND SALE
2.1            Closing.
(a)        Purchase of Securities. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, the number of Common Shares and Non-Voting Common Shares set forth below Purchaser’s name on the signature page of this Agreement.
(b)        Closing. The Closing of the purchase and sale of the Securities shall take place at the offices of the Company, 2500 Eastpoint Parkway, Louisville, KY 40223, on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree and shall occur no later than the fifth Business Day following the date on which the conditions to closing set forth in Article V are satisfied (other than those conditions that by their nature are to be satisfied at Closing but subject to the fulfillment or waiver of those conditions).

(c)        Delivery and Payment. At the Closing, the Company shall deliver to Purchaser a certificate or certificates for Common Shares and Non-Voting Common Shares in such reasonable denominations as the Purchaser may have designated in writing not less than three days before the Closing, and registered in the name of the Purchaser (or its designee or nominee), representing the Securities the Purchaser is acquiring in the transaction. At the Closing, the Purchaser shall deliver the purchase price of its Subscription Amount in immediately available funds by wire transfer to:
ABA Routing Number:	ABA 083903894
Beneficiary:	Porter Bancorp, Inc.
Acct #:	170037790
Attn:	Phil Barnhouse
2.2            Closing Deliveries
(a)        On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to Purchaser the following (the “Company Deliverables”):
(i)	this Agreement, duly executed by the Company;
(ii)
one or more stock certificates (if physical certificates are required by the Purchaser to be held immediately prior to Closing; if not, then facsimile or “.pdf” copies of such certificates shall suffice for purposes of Closing with the original stock certificates to be delivered within three Business Days of the Closing Date) registered in the name of Purchaser or as otherwise set forth on the Investor Questionnaire included as Exhibit “B”, hereto, (the “Stock Certificates”) (or, if the Company and Purchaser agree, the Company shall cause to be made a book-entry record through the facilities of DTC representing the Common Shares and Non-Voting Common Shares registered in the name of Purchaser or as otherwise set forth on the Investor Questionnaire);

(iii)	a legal opinion of Company Counsel, dated as of the Closing Date and in the form attached hereto as Exhibit “C”, executed by such counsel and addressed to the Purchaser; and
(iv)
a certificate of the Secretary of the Company, in the form attached hereto as Exhibit “D” (the “Secretary’s Certificate”), dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, (b) certifying the current versions of the articles of incorporation, as amended, and by-laws, as amended, of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(v)	the Compliance Certificate referred to in Section 5.1(g); and
(vi)
a certificate evidencing the good standing of each of the Company and Limestone Bank in its respective jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within five (5) business days of the Closing Date.

(b) On or prior to the Closing, Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):
(i)	this Agreement, duly executed by Purchaser; and
(ii)
the Subscription Amount, in U.S. dollars and in immediately available funds, in the amount indicated below Purchaser’s name on the applicable signature page hereto under the heading “Aggregate Purchase Price (Subscription Amount)” by wire transfer in accordance with the Company’s written instructions.

ARTICLE III
 REPRESENTATIONS AND WARRANTIES
3.1            Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to the Purchaser that:
(a)        Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3.1(a) hereto. Except as disclosed in Schedule 3.1(a) hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.
(b)        Organization and Qualification. The Company and each of its “Significant Subsidiaries” (as defined in Rule 1-02 of Regulation S-X) is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Significant Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have a Material Adverse Effect. The Company is duly registered as a bank holding company under the BHC Act. The Bank’s deposit accounts are insured up to applicable limits by the Federal Deposit Insurance Corporation, and all premiums and assessments required to be paid in connection therewith have been paid when due. The Company and each Significant Subsidiary has conducted its business in compliance with all applicable federal, state and foreign laws, orders, judgments, decrees, rules, regulations and applicable stock exchange requirements, including all laws and regulations restricting activities of bank holding companies and banking organizations, except for any noncompliance that, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect.

(c)        Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder, including, without limitation, to issue the Securities in accordance with the terms hereof. The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Securities) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its shareholders in connection therewith. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. Except for Material Contracts, there are no shareholder agreements, voting agreements, or other similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s shareholders.
(d)        No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance and delivery of the Securities) do not and will not (i) conflict with or violate any provisions of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or otherwise result in a violation of the organizational documents of the Company or any Subsidiary, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchaser herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company is bound or affected.

(e)        Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including, without limitation, the issuance of the Securities) other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements set forth herein, (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Common Shares and the listing of the Common Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (v) the filings required in accordance with Section 4.6 of this Agreement, and (vi) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals “).
(f)        Issuance of the Shares. The issuance of the Securities has been duly authorized. The Common Shares and Non-Voting Common Shares, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents, the Articles of Incorporation or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Purchaser in this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws.
(g)        Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 3.1(g). All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. Except as set forth in Schedule 3.1(g): (i) no shares of the Company’s outstanding capital stock are subject to preemptive rights or any other similar rights; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, other than those issued or granted pursuant to Material Contracts or equity or incentive plans or arrangements described in the SEC Reports as of the date of this Agreement; (iii) there are no material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is bound; (iv) except for registration obligations set forth herein, there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act; (v) there are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (vi) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (vii) the Company has no liabilities or obligations required to be disclosed in the SEC Reports but not so disclosed in the SEC Reports as of the date of this Agreement, which, individually or in the aggregate, will have or would reasonably be expected to have a Material Adverse Effect. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities.

(h)        SEC Reports; Disclosure Materials. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since December 31, 2015 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(i)        Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the balance sheet of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, which would not be material, either individually or in the aggregate.
(j)        Tax Matters. The Company (i) has prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except where the failure to take such action would not have or reasonably be expected to have a Material Adverse Effect.

(k)        Material Changes. Since the date of the latest audited financial statements included within the SEC Reports filed prior to the date of this Agreement, except as disclosed in subsequent SEC Reports filed prior to the date of this Agreement, the businesses of the Company and its Significant Subsidiaries have been conducted only in the ordinary course, in substantially the same manner as theretofore conducted, and there has not occurred since December 31, 2017, any event that has had a Material Adverse Effect.
(l)        Environmental Matters. Neither the Company nor any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws; in each case, which violation, contamination, liability or claim has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the Company’s Knowledge, there is no pending or threatened investigation that might lead to such a claim.
(m)        Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as disclosed in the SEC Reports as of the date of this Agreement, is reasonably likely to have a Material Adverse Effect, individually or in the aggregate, if there were an unfavorable decision. Except as disclosed in the SEC Reports, either the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Except as disclosed in the SEC Reports, there has not been, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Exchange Act or the Securities Act.
(n)        Employment Matters. No material labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company which would have or reasonably be expected to have a Material Adverse Effect. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and each Subsidiary believes that its relationship with its employees is good. To the Company’s Knowledge, no executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(o)        Compliance. Neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company or its properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule, regulation, policy or guidelines or order of any governmental authority applicable to the Company or any of its Subsidiaries, or which would have the effect of revoking or limiting FDIC deposit insurance, except in each case as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(p)        Regulatory Permits. The Company and each of its Subsidiaries possess or have applied for all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as conducted and as described in the SEC Reports on file as of the date of this Agreement, except where the failure to possess such permits, individually or in the aggregate, has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”), and (i) neither the Company nor any of its Subsidiaries has received any notice in writing of proceedings relating to the revocation or material adverse modification of any such Material Permits and (ii) the Company is unaware of any facts or circumstances that would give rise to the revocation or material adverse modification of any Material Permits.
(q)        Title to Assets. The Company and its Subsidiaries have good and marketable title to all real property and tangible personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens except such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.
(r)        Patents and Trademarks. The Company and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed to be conducted as disclosed in the SEC Reports on file as of the date of this Agreement except where the failure to own, possess, license or have such rights would not have or reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Reports on file as of the date of this Agreement and except where such violations or infringements would not have or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (a) there are no rights of third parties to any such Intellectual Property; (b) there is no infringement by third parties of any such Intellectual Property; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; and (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company and/or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others.

(s)        Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which the Company and the Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
(t)        Transactions With Affiliates and Employees. Except as set forth in the SEC Reports on file as of the date of this Agreement and other than the transactions contemplated by this Agreement and the grant of stock options or other equity awards that are not individually or in the aggregate material in amount, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company, is presently a party to any transaction with the Company or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.
(u)        Internal Accounting Controls. The Company and its Subsidiaries maintain a system of internal controls over financial reporting sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the board of directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.  To the Company’s Knowledge, there is no reason that its outside auditors and its principal executive officer and principal financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to 12 C.F.R. § 363.2.  Since December 31, 2017, (x) neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any director, officer, employee, auditor, accountant or representative of the Company or any Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Subsidiary has engaged in questionable accounting or auditing practices, and (y) to the Company’s Knowledge, no attorney representing the Company or any Subsidiary, whether or not employed by the Company or any Subsidiary, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Company, any Subsidiary or any of its officers, directors, employees or agents to the Board or any committee thereof or to any director or officer of the Company or any Subsidiary.

(v)        Sarbanes-Oxley; Disclosure Controls. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. Except as disclosed in the SEC Reports on file as of the date hereof, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a 15(e) and 15d-15(e) under the Exchange Act), and such disclosure controls and procedures are effective.
(w)        Certain Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. The Company shall indemnify, pay, and hold Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.
(x)        Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 of this Agreement and the accuracy of the information disclosed in the Investor Questionnaires, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser under the Transaction Documents. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Trading Market.
(y)        Registration Rights. Other than the Purchaser, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission.
(z)        No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, none of the Company, its Subsidiaries nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby.

(aa)        Listing and Maintenance Requirements. The Company’s common shares are registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received written notice from any Trading Market on which the common shares are listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with the listing and maintenance requirements for continued trading of the common shares on the Principal Trading Market.
(bb)        Investment Company. Neither the Company nor any of its Subsidiaries is required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(cc)        Questionable Payments. Neither the Company nor any of its Subsidiaries, nor any directors, officers, nor to the Company’s Knowledge, employees, agents or other Persons acting at the direction of or on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company: (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.
(dd)        Application of Takeover Protections; Rights Agreements. The Company has not adopted any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Shares or a change in control of the Company except for the Tax Benefits Preservation Plan dated June 25, 2015 (as amended) and for Article VIII of the Articles of Incorporation. The Company and its Board of Directors have taken all action necessary to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s articles of incorporation or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to Purchaser as a direct consequence of the Company’s issuance of the Shares and Purchaser’s acquisition and ownership of the Shares.
(ee)        Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed and would have or reasonably be expected to have a Material Adverse Effect.

(ff)        Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities.
(gg)        Absence of Manipulation. The Company has not, and to the Company’s Knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.
(hh)        OFAC. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.
(ii)        Money Laundering Laws. The operations of each of the Company and any Subsidiary are and have been conducted at all times in compliance in all material respects with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”), and to the Company’s Knowledge, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or threatened.
(jj)        No Additional Agreements. The Company does not have any agreement or understanding with Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.
(kk)        Reports, Registrations and Statements. Since January 1, 2016, the Company and each Subsidiary have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the FDIC, the DFI, and any other applicable federal or state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” All Company Reports were filed on a timely basis or the Company or its Subsidiary, as applicable, received a valid extension of such time of filing and has filed any such Company Reports prior to the expiration of any such extension.

(ll)            As of their respective dates, the Company Reports complied as to form in all material respects with all the rules and regulations promulgated by the Federal Reserve, the FDIC, the DFI and any other applicable foreign, federal or state securities or banking authorities, as the case may be.
(mm)        Adequate Capitalization. As of December 31, 2017, the Company’s Subsidiary insured depository institution meets or exceeds the standards necessary to be considered “well capitalized” under the Federal Deposit Insurance Company’s regulatory framework for prompt corrective action.
(nn)        Agreements with Regulatory Agencies; Compliance with Certain Banking Regulations. Except as disclosed in Schedule 3.1(nn), neither the Company nor any Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter, or is subject to any capital directive by, or since December 31, 2015, has adopted any board resolutions at the request of, any governmental entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any Subsidiary been advised since December 31, 2015 by any governmental entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement.
The Company has no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would cause any Subsidiary: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act and the regulations promulgated thereunder or to be assigned a Community Reinvestment Act rating by federal or state banking regulators of lower than “satisfactory”; (ii) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act of 1970 (or otherwise known as the “Currency and Foreign Transactions Reporting Act”), the USA Patriot Act (or otherwise known as “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001”), any order issued with respect to anti-money laundering or U.S. Sanctions Laws or any other anti-money laundering statute, rule or regulation; (iii) to be deemed not to be in satisfactory compliance, in any material respect, with the Home Mortgage Disclosure Act, the Fair Housing Act, the Community Reinvestment Act, the Equal Credit Opportunity Act, or (iv) to be deemed not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by the Subsidiaries.

Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and each Subsidiary has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable federal and state law and regulation and common law. None of the Company, any Subsidiary or any director, officer or employee of the Company or any Subsidiary has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect,, the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.
(oo)        No General Solicitation or General Advertising. Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Securities.
(pp)        Mortgage Banking Business. Except as has not had and would not reasonably be expected to have a Material Adverse Effect:
(i)
The Company and each of its Subsidiaries has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries satisfied, (A) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or any of its Subsidiaries and any Agency, Loan Investor or Insurer, (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

(ii)
No Agency, Loan Investor or Insurer has (A) claimed in writing that the Company or any of its Subsidiaries has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any of its Subsidiaries to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Company or any of its Subsidiaries or (C) indicated in writing to the Company or any of its Subsidiaries that it has terminated or intends to terminate its relationship with the Company or any of its Subsidiaries for poor performance, poor loan quality or concern with respect to the Company’s or any of its Subsidiaries’ compliance with laws.

For purposes of this Section 3.1(pp): (A) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the Federal National Mortgage Association, the U.S. Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities; (B) “Loan Investor” means any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries or a security backed by or representing an interest in any such mortgage loan; and (C) “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.
(qq)        Risk Management Instruments. The Company and its Subsidiaries have in place risk management policies and procedures designed to protect against risks of the type and in amounts reasonably expected to be incurred by companies of similar size and in similar lines of business as the Company and its Subsidiaries. Except as has not had or would not reasonably be expected to have a Material Adverse Effect, since January 1, 2016, all material derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries, were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Company Subsidiaries, enforceable in accordance with its terms. Neither the Company or the Company Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.
(rr)        ERISA. The Company’s employee benefit plans are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title W of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ss)        Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).
(tt)        [Reserved].
(uu)        Reserved].
(vv)        Loan Loss Reserves. As of the date hereof and as of the Closing Date, the Company’s management has reasonably concluded that the loan loss reserves of the Bank are adequate.
(ww)       Change in Control. Except as disclosed on Schedule 3.1(ww), the issuance of the Securities to the Purchaser as contemplated by this Agreement will not trigger any rights under any “change of control” provision in any of the agreements to which the Company or any of its Subsidiaries is a party, including any employment, “change in control,” severance or other compensatory agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.
(xx)        No “Bad Actor” Disqualification.  The Company has exercised reasonable care, in accordance with Commission rules and guidance, and has conducted a factual inquiry including the procurement of relevant questionnaires from each Covered Person (as defined below) or other means, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To the Company’s Knowledge, after conducting such sufficiently diligent factual inquiries, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Securities; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

3.2            Representations and Warranties of the Purchaser. Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:
(a)        Organization; Authority. It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary partnership, limited liability company or other applicable like action, on the part of Purchaser. This Agreement has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.
(b)        No Conflicts. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations hereunder.
(c)        Investment Intent. Purchaser understands that the Common Shares and the Non-voting Common Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, Purchaser does not agree to hold any of the Common Shares for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of the Common Shares or Non-Voting Common Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and, if applicable, any regulations or policies of the Federal Reserve. Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Common Shares or Non-Voting Common Shares to or through any person or entity.

(d)        Purchaser Status. At the time Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.
(e)        General Solicitation. Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.
(f)        Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.
(g)        Access to Information. Purchaser acknowledges that it has received and reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of Purchaser or its representatives or counsel shall modify, amend or affect Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents. Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.
(h)        Brokers and Finders. Other than Purchaser, no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.
(i)        Independent Investment Decision. Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents. Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.
(j)        Reliance on Exemptions. Purchaser understands that the Securities being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Securities.

(k)        No Governmental Review. Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
(l)        Residency. Purchaser’s office in which its investment decision with respect to the Securities was made are located at the address immediately below Purchaser’s name on its signature page hereto.
(m)        Ownership of Shares.  Neither Purchaser nor any beneficial owner of equity interests in Purchaser beneficially owns any Common Shares or Non-Voting Common Shares except the Securities to be acquired pursuant to this Agreement and as set out in Schedule 3.2 to this Agreement.
(n)        Knowledge as to Conditions. As of the date of this Agreement, Purchaser has no reasonable basis to believe why any regulatory approvals, consents or statements of non-objection required or otherwise a condition to the consummation by it of the transactions contemplated by this Agreement will not be obtained.
The Company and the Purchaser acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.
ARTICLE IV
 OTHER AGREEMENTS OF THE PARTIES
4.1            Transfer Restrictions.
(a)        Compliance with Laws. Notwithstanding any other provision of this Article IV, Purchaser covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 (provided that the transferor provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent (it being agreed that in-house counsel for Purchaser shall be reasonably acceptable to Company), the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer (other than pursuant to clauses (i), (ii) or (iii) of the preceding sentence), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of Purchaser under this Agreement with respect to such transferred Securities.

(b)        Legends. Certificates evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and, with respect to Securities held in book-entry form, the Transfer Agent will record such a legend on the share register), until such time as they are not required under Section 4.1(c) or applicable law:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF SELLER AND BROKER REPRESENTATION LETTERS) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE). NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES.
(c)        Removal of Legends. The restrictive legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Securities are registered for resale under the Securities Act, (ii) such Securities are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner-of-sale restrictions. Following the earlier of (i) the Effective Date or (ii) Rule 144 becoming available for the resale of Securities, without the requirement for the Company to be in compliance with the current public information required under 144(c)(1) (or Rule 144(i)(2), if applicable) as to the Securities and without volume or manner-of-sale restrictions, the Company shall instruct the Transfer Agent to remove the legend from the Securities and shall cause its counsel to issue any legend removal opinion required by the Transfer Agent.

Any fees (with respect to the Transfer Agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will no later than three (3) Trading Days following the delivery by Purchaser to the Company or the Transfer Agent (with notice to the Company) of a legended certificate or instrument representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and a representation letter to the extent required by Section 4.1(a), (such third Trading Day, the “Legend Removal Date”) deliver or cause to be delivered to Purchaser a certificate or instrument (as the case may be) representing such Securities that is free from all restrictive legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c). Certificates for Securities free from all restrictive legends may be transmitted by the Transfer Agent to Purchaser by crediting the account of Purchaser’s prime broker with DTC as directed by Purchaser.
(d)        Acknowledgement. Purchaser acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Securities or any interest therein without complying with the requirements of the Securities Act. Except as otherwise provided below, while the above-referenced registration statement remains effective, Purchaser hereunder may sell the Securities in accordance with the plan of distribution contained in the registration statement and if it does so it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available or unless the Securities are sold pursuant to Rule 144. Purchaser agrees that if it is notified by the Company in writing at any time that the registration statement registering the resale of the Securities is not effective or that the prospectus included in such registration statement no longer complies with the requirements of Section 10 of the Securities Act, the Purchaser will refrain from selling such Securities until such time as the Purchaser is notified by the Company that such registration statement is effective or such prospectus is compliant with Section 10 of the Exchange Act, unless Purchaser is able to, and does, sell such Securities pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act.
(e)        Buy-In. If the Company shall fail for any reason or for no reason to issue to Purchaser unlegended certificates within three (3) Trading Days of receipt of all documents necessary for the removal of the legend set forth above (the “Deadline Date”), then, in addition to all other remedies available to Purchaser, if on or after the Trading Day immediately following such three (3) Trading Day period, Purchaser purchases (in an open market transaction or otherwise) Securities (or a broker or trading counterparty through which the Purchaser has agreed to sell shares makes such purchase) to deliver in satisfaction of a sale by the holder of Securities that Purchaser anticipated receiving from the Company without any restrictive legend (a “Buy-In”), then the Company shall, within three (3) Trading Days after Purchaser’s request and in Purchaser’s sole discretion, either (i) pay cash to Purchaser in an amount equal to Purchaser’s total purchase price (including brokerage commissions, if any) for the Securities so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Securities) shall terminate, or (ii) promptly honor its obligation to deliver to  Purchaser a certificate or certificates representing such Securities and pay cash to Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (a) such number of Securities, times (b) the closing bid price of such security on the Deadline Date.

4.2        Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding common shares. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Securities pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.
4.3        Furnishing of Information. In order to enable Purchaser to sell the Securities under Rule 144 of the Securities Act, for a period of one year from the Closing, the Company shall maintain the registration of the Common Shares under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. During such one year period, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchaser and make publicly available the information described in Rule 144(c)(2), if the provision of such information will allow resales of the Securities pursuant to Rule 144.
4.4        Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.
4.5        No Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser.
4.6        Securities Laws Disclosure; Publicity. By 6:00 p.m., New York City time, on the Closing Date, the Company shall issue one or more press releases (collectively, the “Press Release”) reasonably acceptable to the Purchaser disclosing all material terms of the transactions contemplated hereby. On or before 9:00 a.m., New York City time, on the fourth Trading Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement and the Registration Rights Agreement)). To the extent not previously disclosed by the Company, in the Company’s SEC Reports the Company shall disclose any material non-public information provided to Purchaser (the “Non-Public Information”). From and after the filing of the Company’s most recent SEC Report, Purchaser shall be in possession of any material non-public information received prior to the date of this Agreement from the Company, any Subsidiary or any of their respective officers, directors or employees, that is not disclosed in the SEC Reports. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Purchaser or any Affiliate or investment adviser of Purchaser, or include the name of Purchaser or any Affiliate or investment adviser of Purchaser in any press release or filing with the Commission (other than the Registration Statement) or any regulatory agency or Trading Market, without the prior written consent of Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement, (B) the filing of final Transaction Documents with the Commission and (C) SEC Reports, and (ii) to the extent such disclosure is required by law, at the request of the staff of the Commission or Trading Market regulations, in which case the Company shall provide the Purchaser with prior written notice of such disclosure permitted under this subclause (ii). Purchaser covenants that until such time as the transactions contemplated by this Agreement and the Non-Public Information are publicly disclosed by the Company, Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

4.7        Non-Public Information. Except with the express written consent of Purchaser and unless prior thereto Purchaser shall have executed a written agreement regarding the confidentiality and use of such information, the Company shall not, and shall cause each Subsidiary and each of their respective officers, directors, employees and agents, not to, and Purchaser shall not directly solicit the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents to provide Purchaser with any material, non-public information regarding the Company or any of its Subsidiaries from and after the filing of the Press Release.
4.8        Indemnification.
(a)        Indemnification of Purchaser. In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (ii) any action instituted against a Purchaser Party in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by this Agreement. The Company will not be liable to any Purchaser Party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

(b)        Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 4.8(a), such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially and adversely prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.
4.9 Listing of Common Shares. The Company will use its reasonable best efforts to maintain the listing of the Common Shares on the Nasdaq Capital Market.
4.10 Use of Proceeds. The net proceeds of the capital raised through the transactions contemplated by this Agreement shall be used for general corporate purposes and to support the growth of the Bank.
4.11 [Reserved.]
4.12 [Reserved.]
4.13 Limitation on Beneficial Ownership. Except as provided herein, Purchaser (and its Affiliates or any other Persons with which it is acting in concert or whose holdings would otherwise be required to be aggregated for purposes of the BHC Act or the Change in Bank Control Act) will not be entitled to purchase a number of common shares that would result in Purchaser becoming, directly or indirectly, the beneficial owner (as determined under Rule 13d-3 under the Exchange Act) of more than 9.9% of the number of voting common shares issued and outstanding (based on the number of outstanding shares as of the Closing Date).
4.14 No Change of Control. The Company shall use reasonable best efforts to obtain all necessary irrevocable waivers, adopt any required amendments and make all appropriate determinations so that the issuance of the Securities to the Purchaser will not trigger a “change of control” or other similar provision in any of the agreements to which the Company or any of its Subsidiaries is a party, including without limitation any employment, “change in control,” severance or other agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

4.15        Gross-Up Rights.
(a)        Sale of New Securities. For so long as Purchaser, together with its Affiliates, holds either, in the aggregate, 50% or more of all Securities purchased under this Agreement, or, in the aggregate 4.9% or more of the Common Shares (counting for such purposes all shares of Common Shares into or for which any securities owned by the Purchaser are directly or indirectly convertible or exercisable and, for the avoidance of doubt, including as shares owned and outstanding all shares of Common Shares issued by the Company after the Closing) (before giving effect to any issuances triggering provisions of this Section), if at any time after the date hereof the Company makes any public or nonpublic offering or sale of Common Shares, or securities convertible into Common Shares (any such security, a “New Security”) (other than (i) any Common Stock or other securities issuable upon the exercise or conversion of any securities of the Company issued or agreed or contemplated to be issued as of the date hereof; (ii) pursuant to the granting or exercise of employee stock options or other stock incentives or equity compensation pursuant to the Company’s stock incentive and equity compensation plans approved by the Board of Directors or the issuance of stock pursuant to the Company’s employee stock purchase plan approved by the Board of Directors or similar plan where stock is being issued or offered to a trust, other entity or otherwise, for the benefit of any employees, officers or directors of the Company or its Subsidiaries, in each case in the ordinary course of providing compensation; or (iii) issuances of capital stock as full or partial consideration for a merger, acquisition, share exchange, joint venture, strategic alliance, license agreement or other similar nonfinancing or acquisition transaction approved by the Board of Directors), then the Purchaser shall be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms as such securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable it to maintain its proportionate Common Share-equivalent interest in the Company immediately prior to any such issuance of New Securities. The amount of New Securities that the Purchaser shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction, the numerator of which is the sum of (i) the number of Common Shares held by the Purchaser, if any, and (ii) the number of Non-voting Common Shares held by the Purchaser on an as-converted to Common Shares basis as of such date, if any, and the denominator of which is the sum of (i) the number of shares of Common Shares then outstanding, (ii) the number of Common Shares represented by all other outstanding securities of the Company (including Non-Voting Shares) on an as-converted to Common Shares basis as of such date. Notwithstanding anything herein to the contrary, in no event shall the Purchaser have the right to purchase securities hereunder to the extent such purchase would result in Purchaser, together with its Affiliates, owning a greater percentage interest in the Company than Purchaser held immediately prior to the issuance of the New Securities (counting for such purposes all shares of Common Stock into or for which any securities owned by the Purchaser are directly or indirectly convertible or exercisable) or which would increase the percentage of Common Stock deemed to be owned by Purchaser or any beneficial owner of interests in Purchaser under Section 382 of the Code.

(b)        Notice. In the event the Company proposes to offer or sell New Securities (the “Offering”), it shall give the Purchaser written notice of its intention, describing the price (or range of prices), anticipated amount of securities, timing, and other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering), no later than ten Business Days, as the case may be, after the initial filing of a registration statement with the SEC with respect to an underwritten public offering, after the commencement of marketing with respect to a Rule 144A offering or any other offering by the Company. If the information contained in the notice constitutes material non-public information (as defined under the applicable securities laws), the Company shall deliver such notice only to the individuals identified on the Purchaser’s signature page hereto, and shall not communicate the information to anyone else acting on behalf of the Purchaser without the consent of one of the designated individuals. The Purchaser shall have ten Business Days from the date of receipt of such a notice to notify the Company in writing that it intends to exercise its rights provided in this Section 4.15 and as to the amount of New Securities the Purchaser desires to purchase, up to the maximum amount calculated pursuant to Section 4.15(a). Such notice shall constitute a nonbinding indication of interest of the Purchaser to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. The failure of the Purchaser to respond within such ten Business Day period shall be deemed to be a waiver of Purchaser’s rights under this Section 4.15 only with respect to the Offering described in the applicable notice.
(c)        Purchase Mechanism. If the Purchaser exercises its rights provided in this Section 4.15, the closing of the purchase of the New Securities in connection with the closing of the Offering with respect to which such right has been exercised shall take place within 30 calendar days after the giving of notice of such exercise, which period of time shall be extended for a maximum of 180 days in order to comply with applicable laws and regulations (including receipt of any applicable regulatory or stockholder approvals). Notwithstanding anything to the contrary herein, the closing of the purchase of the New Securities by the Purchaser will occur no earlier than the closing of the Offering triggering the right being exercised by the Purchaser. Each of the Company and the Purchaser agrees to use its commercially reasonable efforts to secure any regulatory or stockholder approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Securities.
(d)        Failure of Purchase. In the event the Purchaser fails to exercise its rights provided in this Section 4.15 within said 10 Business Day period or, if so exercised, the Purchaser is unable to consummate such purchase within the time period specified in Section 4.15(c) above because of its failure to obtain any required regulatory or stockholder consent or approval, the Company shall thereafter be entitled (during the period of 60 days following the conclusion of the applicable period) to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within 90 days from the date of said agreement) to sell the New Securities not elected to be purchased pursuant to this Section 4.15 by the Purchaser or which the Purchaser is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms no more favorable in the aggregate to the purchasers of such securities than were specified in the Company’s notice to the Purchaser. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or stockholder approval or consent or the expiration of any waiting period, then, unless the sale of the New Securities is required to comply with a capital requirement imposed by the Federal Reserve, the FDIC or the DFI, the time period during which such sale may be consummated shall be extended until the expiration of five Business Days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 180 days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 60-day period (or sold and issued New Securities in accordance with the foregoing within 90 days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed 180 days from the date of said agreement)), the Company shall not thereafter offer, issue or sell such New Securities without first offering such securities to the Purchaser in the manner provided above.

(e)        Non-Cash Consideration. In the case of the offering of securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.
(f)        Termination. Purchaser’s rights hereunder shall expire on the earlier of the following:  (i) five years from the Closing; or (ii) at such time that the Purchaser, together with its Affiliates, (A) no longer holds, in the aggregate, 50% or more of all Securities purchased under this Agreement, or (B) owns less than 4.9% of all of the outstanding shares of Common Shares (counting for such purposes all shares of Common Stock into or for which any securities owned by the Purchaser are directly or indirectly convertible or exercisable and, for the avoidance of doubt, including as shares owned and outstanding all Common Shares issued by the Company after the Closing) (before giving effect to any issuances triggering provisions of Section 4.15).
(g)        Cooperation. The Company and the Purchaser shall cooperate in good faith to facilitate the exercise of the Purchaser’s rights under this Section 4.15, including to secure any required approvals or consents.
(h)        No Assignment of Rights. The rights of Purchaser described in this Section 4.15 shall be personal to Purchaser and the transfer, assignment and/or conveyance of said rights from Purchaser to any other person and/or entity is prohibited and shall be void and of no force or effect.
4.16        Most Favored Nation.  During the period from the date of this Agreement through the Closing Date, neither the Company nor any Subsidiary shall enter into any additional, or modify any existing, agreements, arrangements or understandings with any existing or future investors in the Company or any Subsidiary that have the effect of establishing rights or otherwise benefiting such investor in a manner more favorable in any material respect to such investor than the rights and benefits established in favor of the Purchaser by this Agreement, unless, in any such case, the Purchaser have been provided with such rights and benefits.

4.17        No Rights Agreement. After the date of this Agreement, the Company shall not enter into any poison pill agreement, shareholders’ rights plan or similar agreement that shall limit the rights of Purchaser to acquire Common Shares unless such poison pill agreement, shareholders’ rights plan or similar agreement grants an exemption or waiver to the Purchaser immediately effective upon execution of such plan or agreement that would allow the Purchaser to acquire the Securities pursuant to this Agreement.
4.18        Certain Transactions. The Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party, as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.
4.19        Board/Observer Rights.
(a)        As used in this Agreement, a “Designated Board Member” means an individual nominated by Purchaser to be elected or appointed to the Board of Directors of the Company, subject to satisfaction of the legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Nominating and Governance Committee of the Board of Directors (such approval not to be unreasonably withheld or delayed).
(b)        So long as the Purchaser holds either, in the aggregate, 50% or more of all Securities purchased under this Agreement, or, in the aggregate, four point nine percent (4.9%) or more of the Common Shares, then the Company will be required to recommend to its shareholders the election of the Designated Board Member at the Company’s annual shareholders’ meeting, subject to satisfaction of the legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Nominating and Governance Committee of the Board of Directors (such approval not to be unreasonably withheld or delayed). The Company shall use its best efforts to have the Designated Board Member elected as a director of the Company and the Company shall solicit proxies for each such person to the same extent as it does for any of its other nominees to the Board of Directors. If the Purchaser no longer owns the minimum number of shares of Common Shares specified in the prior sentence, the Purchaser will have no further rights under this Section 4.19, and, at the written request of the Board of Directors, shall use its best efforts to cause its Designated Board Member to resign from the Board of Directors as promptly as possible thereafter.
(c)        For only so long as the Purchaser has the right to nominate the Designated Board Member pursuant to Section 4.19, the Purchaser shall have the power to designate the Designated Board Member’s replacement upon the death, resignation, retirement, disqualification or removal from office of such director, or to remove and replace such Designated Board Member at any time. The Board of Directors will use its best efforts to take all action required to fill the vacancy resulting therefrom with such person (including such person, subject to applicable law, being the Company’s and the Nominating and Governance Committee’s nominee to serve on the Board of Directors, using its best efforts to have such person elected as director of the Company and the Company soliciting proxies for such person to the same extent as it does for any of its other nominees to the Board of Directors).

(d)        For only so long as the Purchaser has the right to nominate the Designated Board Member pursuant to Section 4.19, in addition to appointing a director, the Purchaser shall be entitled to send not more than one (1) representative to attend and participate in all Board and Board committee meetings as an “Board Observer” (but not to vote on any matters thereat).
(e)        The Board Observer shall be entitled to notice of all Board and Board committee meetings and distributions of all Board and Board committee materials in the same manner and at the same time as such notices and materials are provided to Board and Board committee members, and if the Board (or Board committee) proposes to take action by written consent in lieu of a meeting, the Board Observer shall receive written notice thereof and shall also receive written notice prior to the effective date of the applicable consent with respect to such action, describing in reasonable detail the nature and substance of such action; provided, however, that (A) the Board Observer may be excluded from executive sessions comprised solely of independent directors by the lead or presiding independent director if, in his good faith judgment, such exclusion is to facilitate candid discussion of particularly sensitive matters (it being understood that it is not expected that the Board Observer would be excluded from routine executive sessions), (B) the Company or the Board of Directors shall have the right to withhold any information and to exclude the Board Observer from any meeting or portion thereof (1) if doing so is, in the reasonable good faith judgment of the Company, after consultation with counsel, advisable or necessary to protect the attorney-client privilege between the Company and counsel or (2) if the Board of Directors reasonably determines in good faith, after consultation with counsel, that attendance by the Board Observer would conflict with fiduciary or confidentiality requirements under applicable law and (C) the Purchaser shall cause its Board Observer to agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information provided to such Board Observer. Purchaser covenants and agrees to hold all such information obtained from the Board Observer in confidence pursuant to the provisions of Section 4.21(c).  For purposes hereof, the notice, right to materials and the rights set forth herein shall include each board of directors and board committee of each of the Subsidiaries of the Company.
(f)        For so long as the Purchaser together with its Affiliates, holds either, in the aggregate, 50% or more of all Securities purchased under this Agreement or, in the aggregate, 4.9% or more of the Common Shares, the Purchaser shall be entitled to notice of all Board and Board committee meetings and distributions of all Board and Board committee materials in the same manner and at the same time as such notices and materials are provided to Board and Board committee members; provided, however, that the Company or the Board of Directors shall have the right to withhold any information and to exclude the Board Observer from any meeting or portion thereof (A) if doing so is, in the reasonable good faith judgment of the Company, after consultation with counsel, advisable or necessary to protect the attorney-client privilege between the Company and counsel or (B) if the Board of Directors reasonably determines in good faith, after consultation with counsel, that attendance by the Board Observer would conflict with fiduciary requirements under applicable law. Purchaser covenants and agrees to hold all such information obtained from the Company as provided in the prior sentence in confidence pursuant to the provisions of Section 4.21(c).  For purposes hereof, the notice, right to materials and the rights set forth herein shall include each board of directors and board committee of each of the Subsidiaries of the Company.

(g)        The Designated Board Member shall be entitled to the same compensation and indemnification rights as the other independent members of the Board of Directors. The Designated Board Member and the Board Observer shall be reimbursed for reasonable out-of-pocket expenses incurred by them in connection with their attendance at any meeting, to the same extent that the members of the Board (or board committee) are entitled to such reimbursement.
(h)        So long as the Purchaser has the right to appoint a Designated Board Member pursuant to this Section 4.19, the Purchaser shall have the right to nominate one person (the “Bank Board Representative”) to be elected or appointed as director to the board of directors of the Bank (the “Bank Board”) and to appoint one person to attend all meetings of the Bank Board and all committees thereof as an observer (the “Bank Board Observer”); provided that the appointment by the Purchaser of a Bank Board Observer shall not prevent the Purchaser from nominating a Bank Board Representative in lieu of a Bank Board Observer at a future time. The obligations of the Company otherwise with respect to, and the conditions on the appointment and, if applicable, directorship of, the Bank Board Representative and the Bank Board Observer shall be substantially the same as those with respect to or applicable to the Designated Board Member and Board Observer, respectively.
(i)        The rights provided by this Section 4.19 are personal to the Purchaser and in no event shall such rights be assignable.
4.20        Shareholder Litigation. The Company shall promptly inform the Purchaser of any claim, action, suit, arbitration, mediation, demand, hearing, investigation or Proceeding (“Shareholder Litigation”) against the Company, any Subsidiary or any of the past or present executive officers or directors of the Company or any Subsidiary that is threatened in writing or initiated by or on behalf of any shareholder of the Company in connection with or relating to the transactions contemplated hereby or by the Transaction Documents.  The Company shall consult with the Purchaser and keep the Purchaser informed of all material filings and developments relating to any such Shareholder Litigation.
4.21        Access, Information and Confidentiality.
(a)        Purchaser shall be provided with access, information, and other rights as provided in the VCOC Letter Agreement.
(b)        From and after the date hereof and until the Closing, the Company shall, and shall cause each of its Subsidiaries to afford the officers, directors, employees, attorneys, accountants and other authorized representatives of Purchaser reasonable access to the management personnel, offices, properties, books and records of the Company and each of its Subsidiaries, other than confidential supervisory information, at such times during regular business hours as Purchaser may reasonably request upon three (3) business days’ notice but not more frequently than once per calendar quarter, and shall furnish Purchaser with all financial, business, operating and other data and information (including, but not limited to, the Company’s assets, properties, business and operations) that Purchaser, through its directors, officers, employees, consultants or agents, may reasonably request; provided, that nothing in this Agreement shall require the furnishing of any information prior to the Closing which would place at risk the ability of the Company or its attorneys to claim attorney-client privilege or work product privilege with respect to any third parties; provided, further, that all information obtained by Purchaser pursuant to this Section 4.21(a) shall be subject to Purchaser’s confidentiality obligations set forth in Section 4.21(c) of this Agreement.

(c)        Purchaser will hold, and will use commercially reasonable efforts to cause its respective subsidiaries and their directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a governmental entity is necessary or appropriate in connection with any necessary regulatory approval, or request for information or similar process, or unless compelled to disclose by judicial or administrative process or, based on the advice of its counsel, by other requirement of law or the applicable requirements of any governmental entity (in which case, the party permitted to disclose such information shall, to the extent legally permissible and reasonably practicable, provide the other party with prior written notice of such permitted disclosure), all nonpublic records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the Company and its Subsidiaries furnished to it by the Company and/or its Subsidiaries or their respective representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (1) previously known by Purchaser on a nonconfidential basis, (2) in the public domain through no fault of Purchaser or (3) later lawfully acquired from other sources by the party to which it was furnished), and neither party hereto shall release or disclose such Information to any other person, except its Affiliates, partners, auditors, attorneys, financial advisors, other consultants and advisors with the express understanding that such parties will maintain the confidentiality of the Information and, to the extent permitted above, to auditors and bank and securities regulatory authorities; provided, however, that (i) Purchaser is permitted to disclose Information to auditors and bank and securities regulatory authorities without prior written notice to the Company in connection with any audit or examination that does not explicitly reference the Company or this Agreement and (ii) Purchaser may identify the Company and the number and value of Purchaser’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations or internal policies without prior notice to or consent from the Company.  Purchaser agrees not to trade in any Common Shares while in possession of material nonpublic information regarding the Company.
4.22        Acquisition Proposals.  Between the date of this Agreement and the Closing Date, the Company shall notify Purchaser orally and in writing promptly (but in no event later than one (1) Business Day) after receipt by the Company of any proposal or offer from any Person to effect an Acquisition Proposal or any request in connection with a prospective Acquisition Proposal for non-public information relating to the Company or for access to the properties, books or records of the Company by any Person other than Purchaser, indicating in such notice the material terms and conditions of any such proposal or offer and the identity of the Person making the proposal or offer, and thereafter shall keep Purchaser reasonably informed with respect to the status of such proposal or offer.

ARTICLE V
 CONDITIONS PRECEDENT TO CLOSING
5.1        Conditions Precedent to the Obligations of the Purchaser to Purchase Securities. The obligation of Purchaser to acquire Securities at the Closing is subject to the fulfillment to Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Purchaser (as to itself only):
(a)        Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.
(b)        Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.
(c)        No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
(d)        Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect.
(e)        No Suspensions of Trading in Common Shares; Listing. The Common Shares (i) shall be designated for quotation or listed on the Principal Trading Market and (ii) shall not have been suspended, as of the Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, as of the Closing Date, either (A) in writing by the Commission or the Principal Trading Market or (B) by falling below the minimum listing maintenance requirements of the Principal Trading Market.
(f)        Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).
(g)        Compliance Certificate. The Company shall have delivered to Purchaser a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a) and (b) .
(h)        Termination. This Agreement shall not have been terminated in accordance with Section 6.16 herein.
5.2        Conditions Precedent to the Obligations of the Company to sell Securities. The Company’s obligation to sell and issue the Securities at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)        Representations and Warranties. The representations and warranties made by the Purchaser in Section 3.2 hereof shall be true and correct as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.
(b)        Performance. Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by Purchaser at or prior to the Closing Date.
(c)        No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
(d)        Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities, all of which shall be and remain so long as necessary in full force and effect including, without limitations, all waivers and consents set forth or referred to in Sections 3.1(ww) and 4.14 hereof.
(e)        Purchaser Deliverables. Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).
(f)        Termination. This Agreement shall not have been terminated in accordance with Section 6.16 herein.
ARTICLE VI
 MISCELLANEOUS
6.1        Fees and Expenses. The parties hereto shall be responsible for the payment of all expenses incurred by them in connection with the preparation and negotiation of the Transaction Documents and the consummation of the transactions contemplated hereby. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities to the Purchaser.
6.2        Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3        Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:00 p.m., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:
If to the Company:	Porter Bancorp, Inc. 2500 Eastpoint Parkway Louisville, Kentucky 40223
Attention: John T. Taylor, Chief Executive Officer
Cc: Stephanie Renner, Corporate General Counsel
Telephone: (502) 499-4800
Fax:

With a copy to:	Wyatt, Tarrant & Combs, LLC 500 West Jefferson Street, Suite 2800
Louisville, Kentucky 40202
Attention: Cynthia W. Young
Telephone: (502) 562-7292
 Fax: (502) 589-0309

If to Purchaser:	At the address set forth on the signature page hereto.
or such other address as may be designated in writing hereafter, in the same manner, by such Person.
6.4 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser affected by such amendment or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
6.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchaser. Except as specifically provided otherwise in this Agreement, Purchaser may assign its rights hereunder in whole or in part to any Person to whom Purchaser assigns or transfers any Securities in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the “Purchaser”.
6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than Indemnified Persons.
6.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Kentucky, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced on a non-exclusive basis in the Kentucky Courts. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the Kentucky Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Kentucky Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
6.9 Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.
6.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
6.12 Replacement of Shares. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.
6.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.
6.14 Payment Set Aside. To the extent that the Company makes a payment or payments to Purchaser pursuant to any Transaction Document or Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
6.15 [Reserved.]

6.16 Termination. This Agreement may be terminated and the sale and purchase of the Securities abandoned at any time prior to the Closing by either the Company or Purchaser upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m., New York City time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.16 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 6.16 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. Upon a termination in accordance with this Section, the Company and the Purchaser shall not have any further obligation or liability (including arising from such termination) to the other.
6.17 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.
6.18 Adjustments in Stock Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in Common Shares (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly Common Shares), combination or other similar recapitalization or event occurring after the date hereof and prior to Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.
[Signature page immediately follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
PORTER BANCORP, INC.

/s/ John T. Taylor
By: John T. Taylor
Its: President and CEO

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
 [SIGNATURE PAGE FOR PURCHASER FOLLOWS]

NAME OF PURCHASER:                                                                         PATRIOT FINANCIAL PARTNERS III, L.P.

James F. Deutsch
By: /s/ James F. Deutsch
Its: Managing Partner
Aggregate Purchase Price (Subscription Amount):	$	[14,950,000]

Number of Common Shares to be Acquired:		[150,000]
Number of Non-Voting Common Shares to be Acquired:		[1 million]

Tax ID No.:	__________________________
Address for Notice:	__________________________

Attention:	__________________________
Telephone No.:	__________________________
Fax No.:	__________________________
E-mail Address:	__________________________
Delivery Instructions, if different from above:
c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

                                                                                           c/o ____________________
                                                                                      Street: ____________________
                                                                       City/State/Zip: ____________________
                                                                               Attention: ____________________
                                                                     Telephone No.:  ____________________

Exhibit A
Registration Rights Agreement

Exhibit B
Investor Questionnaire

Exhibit C
Legal Opinion

Exhibit D
Secretary Certificate

Exhibit E
VCOC Letter

PATRIOT VCOC LETTER AGREEMENT
Porter Bancorp, Inc.
2500 Eastpoint Parkway
 Louisville, Kentucky 40223
March 30, 2018
Patriot Financial Partners III, L.P.
Cira Centre
2929 Arch Street, Floor 27
 Philadelphia, PA 19104-2868
Dear Sir/Madam:
Reference is made to the Securities Purchase Agreement, dated as of March 30, 2018 (the “Agreement”), by and between Porter Bancorp, Inc., a Kentucky corporation (the “Corporation”) and Patriot Financial Partners III, L.P. a Delaware limited partnership (the “VCOC Investor”), pursuant to which VCOC Investor has agreed to purchase from the Corporation common shares, no par value per share (the “Common Shares”), and non-voting, mandatorily convertible common shares, no par value (the “Non-Voting Common Shares”). Capitalized terms used herein without definition shall have the respective meanings in the Agreement.
For good and valuable consideration acknowledged to have been received, the Corporation hereby agrees that for so long as the VCOC Investor, directly or through one or more Affiliates, continues to hold any shares of Common Shares or Non-Voting Common Shares acquired pursuant to the Agreement (or other securities of the Corporation into which such shares of Common Shares or Non-Voting Common Shares may be converted or for which such shares of Common Shares or Non-Voting Common Shares may be exchanged), the Corporation shall:
• Comply with its obligations under Section 4.19 of the Agreement, pursuant to which Patriot Financial Partners III, L.P. is provided the governance rights set forth in Section 4.19 of the Agreement subject to the requirements and conditions of Section 4.19;
• Without limitation or prejudice of any the rights provided to the VCOC Investor under the Agreement or any other agreement or otherwise, provide the VCOC Investor or an individual designated by the VCOC Investor with:
(i) the right to visit and inspect any of the offices and properties of the Corporation and its subsidiary and inspect the books and records of the Corporation and its subsidiary, at such times as the VCOC Investor shall reasonably request upon three (3) business days’ notice but not more frequently than once per calendar year, provided, however, that such rights shall not extend to confidential bank supervisory communications, customer financial records or other “exempt records” as defined by 12 C.F.R. Part 309, or reports of examination of any national or state chartered insured bank, which information may only be disclosed by the Corporation or its subsidiary of the Corporation in accordance with the provisions and subject to the limitations of applicable law or regulation;

(ii) consolidated balance sheets and statements of income and cash flows of the Corporation and its subsidiary prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis (A) as of the end of each quarter of each fiscal year as soon as practicable after preparation thereof but in no event later than ninety (90) days after the end of such quarter, and (B) with respect to each fiscal year end statement, as soon as practicable after preparation thereof but in no event later than one hundred twenty (120) days after the end of such fiscal year and together with an auditor’s report thereon of a firm of established national reputation; and
(iii) to the extent the Corporation or its subsidiary is required by law or pursuant to the terms of any outstanding indebtedness of the Corporation or its subsidiary to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 or otherwise, actually prepared by the Corporation or its subsidiary as soon as available; provided that, in each case, if the Corporation makes the information described in clauses (ii) and (iii) of this bullet point available through public filings on the EDGAR system or any successor or replacement system of the U.S. Securities and Exchange Commission, the delivery of the information shall be deemed satisfied by such public filings.
• Make appropriate officers and directors of the Corporation and its subsidiary available periodically and at such times as reasonably requested by the VCOC Investor for consultation with the VCOC Investor or its designated representative, but not more frequently than once per calendar year, with respect to matters relating to the business and affairs of the Corporation and its subsidiary;
• To the extent consistent with applicable law (and with respect to events which require public disclosure, only following the Corporation’s public disclosure thereof through applicable securities law filings or otherwise) and so long as Patriot Financial Partners III, L.P. does not have a representative or observer on the Corporation’s board of directors, inform the VCOC Investor or its designated representative in advance with respect to any significant corporate actions, and to provide the VCOC Investor or its designated representative with the right to consult with the Corporation and its subsidiaries in advance with respect to such actions should the VCOC Investor elect to do so; provided that, notwithstanding any such election, the Company shall be under no obligation to provide the VCOC Investor with any material non-public information with respect to such significant corporate action. The VCOC Investor is aware that it may receive material non-public information about the Corporation, and the VCOC Investor agrees that it is aware of and shall comply with the federal and state securities laws that restrict any Person who has material, non-public information about a company from purchasing or selling securities of the company or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities; and
• exercise commercially reasonable efforts to provide the VCOC Investor or its designated representative with such other rights of consultation which the VCOC Investor’s counsel may determine to be reasonably necessary under applicable legal authorities promulgated after the date hereof to qualify its investment in the Corporation as a “venture capital investment” for purposes of the United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101(d)(3)(i) (the “Plan Asset Regulation”), and cooperate in good faith with the VCOC Investor to amend this letter agreement to reflect such other rights that are mutually satisfactory to the Corporation and the VCOC Investor and consistent with the Federal Reserve Policy Statement on Equity Investments in Banks and Bank Holding Companies and the fiduciary obligations of the Corporation’s directors and officers, provided that such consultation rights shall be limited to once per calendar quarter.

The Corporation agrees to consider, in good faith, the recommendations of the VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Corporation.
The VCOC Investor agrees, and will require each designated representative of the VCOC Investor to agree, to hold in confidence and not use or disclose to any third party (other than its legal counsel and accountants) any confidential information provided to or learned by such party in connection with the VCOC Investor’s rights under this letter agreement except as may otherwise be required by law or legal, judicial or regulatory process, provided that the VCOC Investor takes commercially reasonable steps to minimize the extent of any such required disclosure.
In the event the VCOC Investor transfers all or any portion of its investment in the Corporation to an affiliated entity (or to a direct or indirect wholly-owned conduit subsidiary of any such affiliated entity) that is intended to qualify as a venture capital operating company under the Plan Asset Regulation, such affiliated entity shall be afforded the same rights that the Corporation has afforded to the VCOC Investor hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder.
The rights of the VCOC Investor under this letter agreement are unique to the VCOC Investor and shall not be assignable or transferrable other than to an affiliated entity that is intended to qualify as a venture capital operating company under the Plan Asset Regulation. This letter agreement is unique to the Corporation and shall not be binding on any successor entity which acquires substantially all of the assets or capital stock of the Corporation.
The VCOC Investor acknowledges that the Corporation has made no representation that it qualifies, or in the future will qualify, as a “venture capital operating company” or that an investment in the company qualifies as a “venture capital investment” as those term are defined in 29 CFR 2510.3-101 and disclaims any responsibility therefor.
The letter agreement will expire when the VCOC Investor, directly or through one or more Affiliates, no longer holds any shares of Common Shares or Non-Voting Common Shares acquired pursuant to the Agreement.
This letter agreement and the rights and the duties of the parties hereto shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky and may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

PORTER BANCORP, INC.

By:	/s/ John T. Taylor

Name: John T. Taylor
Title: President and Chief Executive Officer

[Signature Page to Patriot VCOC Letter Agreement]

Agreed and acknowledged as of the date first above written:
PATRIOT FINANCIAL PARTNERS III, L.P.

By:	/s/ James F. Deutsch

Name: James F. Deutsch
Title: Managing Partner

[Signature Page to Patriot VCOC Letter Agreement]